UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 10, 2007
STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California		91016

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 626-303-7902
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On January 10, 2007, STAAR Surgical Company issued a press release announcing preliminary sales results for the quarter ended December 28, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by this reference.
Item 7.01 Regulation FD Disclosure.
     David Bailey, President and CEO of STAAR Surgical Company, intends to make a slide presentation at the 9th Annual Needham & Company, LLC Growth Conference, which will take place at the Palace Hotel in New York City on Thursday, January 11, 2007, at 2:30 p.m. Eastern Time. A copy of the slide presentation is furnished with this report as Exhibit 99.2.
     As STAAR has previously announced, while attendance is by invitation only, an audio-only webcast of STAAR’s presentation at the conference may be accessed through the Company’s website at www.staar.com. An archived replay of the presentation will be available after the live presentation and can also be accessed at www.staar.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company
January 11, 2007	By:	/s/ Deborah Andrews
		Name:	Deborah Andrews
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 10, 2007.
99.2	Slide Presentation, January 11, 2007.